Exhibit 10.1

AMENDMENT NO. 4

TO

CREDIT AGREEMENT AND OTHER LOAN DOCUMENTS

THIS AMENDMENT NO. 4 TO CREDIT AGREEMENT AND OTHER LOAN DOCUMENTS, dated as of March 20, 2019 (this “Agreement”), is entered into by and between PACIFIC ETHANOL PEKIN, LLC, a limited liability company organized and existing under the laws of Delaware (“Company”), COMPEER FINANCIAL, PCA, a federally-chartered instrumentality of the United States, successor by merger to 1st Farm Credit Services, PCA (“Lender”), and COBANK, ACB, a federally-chartered instrumentality of the United States (“Agent”). Capitalized terms not defined herein shall have the meanings set forth in the Credit Agreement.

BACKGROUND:

WHEREAS, the Company, Lender and Agent have entered into that certain Credit Agreement dated as of December 15, 2016 (as amended, restated, modified or otherwise supplemented from time to time, collectively the “Credit Agreement”) and the other Loan Documents;

WHEREAS, the Company has requested that, as of the Effective Date, the Credit Agreement and certain other Loan Documents be amended as herein provided; and

WHEREAS, Agent and Lender are willing, subject to the terms and conditions hereinafter set forth, to make such amendments;

NOW, THEREFORE, in consideration of the agreements herein contained, the parties hereby agree as follows:

ARTICLE 1         Definitions.

1.1          Certain Definitions. The following terms when used in this Agreement shall have the following meanings:

“Accounts Receivable Amount” means, at any given time, the aggregate dollar amount of all accounts receivable then owing to the Company by PEC.

“Agent” is defined in the preamble to this Agreement.

“Agreement” is defined in the preamble to this Agreement.

“Aurora Marketing Agent” means Piper Jaffray and any other marketing agent acceptable to Agent as may be engaged by the owners of the Aurora Assets to market and sell the Aurora Assets.

“Aurora Assets” means (a) the membership interests in PAL owned by PEC and Aurora Cooperative Elevator Company, and (b) the assets owned by PAL and its Subsidiaries.

“Company” is defined in the preamble to this Agreement.

“Compliance Conditions” is defined in Section 2.5.

“Compliance Date” is defined in Section 2.5.

“Credit Agreement” is defined in the first recital to this Agreement.

“Deferral Period” means that period of time commencing on the Effective Date and terminating on the Deferral Period Termination Date.

“Deferral Period Termination Date” means that date which is the earlier of (a) 11:59 p.m. (Mountain time) on July 15, 2019 or (b) the occurrence of an Event of Default under the Loan Documents (excluding therefrom, however, the Excluded Events, the occurrence of which, whether prior to or during the Deferral Period, shall not constitute an Event of Default during the Deferral Period).

“Effective Date” is defined in Article 5.

“Excluded Events” means those matters identified in Section 2.1 below.

“Lender” is defined in the preamble to this Agreement.

“PAL” means Pacific Aurora, LLC, a Delaware limited liability company.

“PEC Contribution Amount” means the dollar amount representing the sum of the following amounts: (a) the Working Capital Adjustment Amount, plus (b) the Accounts Receivable Amount, plus (c) $12,000,000.

“PEC Contribution Amount Certificate” means a certificate of the Company, in form and content reasonably acceptable to Agent and certified by an Authorized Officer, (A) setting forth the calculation of the PEC Contribution Amount as of the date of delivery of such certificate to Agent, (B) certifying that no Event of Default has occurred and is continuing as of the date of delivery of such certificate to Agent (other than may have been caused by the Excluded Events), and (C) attaching documentary proof of the Company’s receipt of the PEC Contribution Amount in the amount calculated.

“PEC Guaranty” is defined in Article 5.

“PEC Pledge Agreement” is defined in Article 5.

“PEC Security Agreement” is defined in Article 5.

“Second Amended and Restated Revolving Term Note” is defined in Section 3.2 of this Agreement.

“Second Mortgage Amendment” is defined in Section 3.3 of this Agreement.

“Third Amended and Restated Term Note” is defined in Section 3.1 of this Agreement.

“Working Capital Adjustment Amount” means the dollar amount representing the difference of the following amounts: (a) $30,000,000, minus (b) the dollar amount for Working Capital calculated on the latest Compliance Certificate delivered by the Company to Agent.

1.2          Other Definitions. Unless otherwise defined or the context otherwise requires, terms used herein (including in the preamble and recitals hereto) have the meanings provided for in the Credit Agreement.

ARTICLE 2        Waivers; Deferral Period.

2.1          Agent and Lender hereby agree:

(a)	pending receipt of the PEC Contribution Amount, to temporarily waive the Company’s obligation to comply with (i) the covenants contained in Section 8.1 of the Credit Agreement for the periods ending December 31, 2018, January 31, 2019, and February 28, 2019, and (ii) the covenant contained in Section 8.2 of the Credit Agreement for the period ending December 31, 2018;

(b)	pending receipt of the PEC Contribution Amount, to temporarily waive any Event of Default which could otherwise be declared as the result of any failure of the Company to collect any account receivable from any Affiliate of the Company within ten (10) Business Days after such account receivable arises; and

(c)	to defer until the occurrence of the Deferral Period Termination Date certain principal payments as provided in Section 2.1(c) of the Credit Agreement (described below).

2.2          If the Company (a) receives payment in full of the PEC Contribution Amount from PEC prior to the occurrence Deferral Period Termination Date, and (b) delivers the PEC Contribution Amount Certificate to Agent within two (2) Business Days after receipt of the PEC Contribution Amount (but in no event later than the Deferral Period Termination Date), then (x) the temporary waivers set forth in Sections 2.1(a) and (b) above shall become permanent waivers, and (y) Agent and Lender shall waive compliance with the covenant contained in Section 8.2 of the Credit Agreement for the period ending December 31, 2019. Otherwise, the temporary waivers set forth in Sections 2.1(a) and (b) above shall immediately and automatically expire upon the occurrence of the Deferral Period Termination Date without the need for any notice to the Company or any further action by Agent or Lender.

2.3          At all times prior to the occurrence of the Deferral Period Termination Date, Agent agrees not to exercise any rights or remedies granted under the Loan Documents or at law solely on account of any of the matters temporarily waived or otherwise deferred pursuant to Section 2.1 above.

2.4          Subject only to satisfaction of the Compliance Conditions, immediately upon (and at all times after) the occurrence of the Deferral Period Termination Date, Agent and the Lending Parties shall have the full right and power to exercise all rights and remedies granted under the Loan Documents and at law on account of the occurrence and continuance of an Event of Default, including with respect to those matters which were temporarily waived or otherwise deferred pursuant to Section 2.1 above.

2.5          In the event that, prior to the Deferral Period Termination Date, the conditions set forth in clauses (a) and (b) of Section 2.2 above are satisfied, the waivers set forth clauses (x) and (y) of Section 2.2 above have been given and the deferred payments have been made as provided in Section 2.1(c) of the Credit Agreement (the “Compliance Conditions”), then, so long as no other Event of Default has occurred and is then continuing (excluding those arising out of an Excluded Event), the Company shall be deemed in compliance with the Loan Documents, the date prior to the Deferral Period Termination Date upon which all of the foregoing occur being the “Compliance Date”.

ARTICLE 3         Amendments.

Effective on (and subject to the occurrence of) the Effective Date, the Credit Agreement and certain other Loan Documents are amended as follows:

3.1          Term Note. The Term Note referenced in Section 2.1(a) of the Credit Agreement, and attached to the Credit Agreement as Exhibit A, has been amended and restated in its entirety and is in the form attached hereto as Exhibit A, the terms and provisions of which are incorporated into the Credit Agreement by reference and made a part thereof (the “Third Amended and Restated Term Note”).

3.2          Revolving Term Note. The Revolving Term Note referenced in Section 2.2(b) of the Credit Agreement, and attached to the Credit Agreement as Exhibit B, has been amended and restated in its entirety and is in the form attached hereto as Exhibit B, the terms and provisions of which are incorporated into the Credit Agreement by reference and made a part thereof (the “Second Amended and Restated Revolving Term Note”).

3.3          Mortgage Amendment. The Illinois Future Advance Real Estate Mortgage dated December 15, 2016, executed by the Company in favor of Lender, has been amended in the form attached hereto as Exhibit C, the terms and provisions of which are incorporated into the Credit Agreement by reference and made a part thereof (the “Second Mortgage Amendment”).

3.4          Amendment to Section 2.1 of the Credit Agreement. Section 2.1 of the Credit Agreement is hereby amended by adding a new paragraph (c) as follows:

(c)          Payments on Deferral Period Termination Date. Payment of each principal installment that becomes due and payable under the Term Note during the Deferral Period shall be deferred to (and shall be immediately due and payable upon) the Deferral Period Termination Date. Subject to compliance with Section 2.6, the Company shall also prepay (for immediately application to the Term Loan) each other principal installment due and payable under the Term Note during calendar year 2019 on or before the Deferral Period Termination Date.

3.5          Amendment to Section 3.3 of the Credit Agreement. Section 3.3 of the Credit Agreement is hereby amended by deleting the last sentence in paragraph (c) in its entirety and substituting the following sentence in its place:

Notwithstanding any provision in the Loan Documents to the contrary and solely for purposes of this paragraph, from and after the Fourth Amendment and continuing at all times thereafter, the Quoted Rate Option shall mean a Quoted Rate that is fixed for a 365 day period and equal to the cost of funds of Agent plus 5.00% per annum.

3.6          Amendment to Section 6.1 of the Credit Agreement. Section 6.1 of the Credit Agreement is hereby amended by adding new paragraphs (f), (g) and (h) as follows:

(f)          Updated Financial Projections. Within thirty (30) days after each month or at any other time reasonably requested by Agent, updated balance sheets, income statements, capital expenditure plans, and cash flow statements for the current fiscal year, each in form and substance (and with reasonable detail) acceptable to Agent.

(g)          Rolling 13-Week Cash Flow Forecasts. From and after the Fourth Amendment Date and continuing at all times thereafter, within three (3) Business Days after each Friday, a rolling 13-week cash flow forecast prepared by the Company covering the 13-week period commencing with the immediately preceding week and detailing (i) projected cash receipts, (ii) projected disbursements, (iii) net cash flow, and (iv) such other items set forth therein and other information reasonably requested by Agent for such 13-week period, together with a comparison to the immediately preceding forecast and accompanied by a management narrative explaining results of operations and variances to the immediately preceding forecast and a reconciliation to cash balances held in the Company’s accounts (all in form and substance reasonably acceptable to Agent).

(h)          Sales Reports.

(i)          From and after the Fourth Amendment Date and continuing at all times thereafter until the occurrence of the Compliance Date, promptly upon their becoming available to the Company (but in no event later than ten (10) days after receipt by the Company thereof), copies of the engagement letter(s) with the Aurora Marketing Agent(s) (together with all amendments and supplements thereto), all sale offering and marketing materials prepared by the Aurora Marketing Agent(s), and all indications of interest, letters of intent, and written offers for the Aurora Assets.

(ii)          From and after the Fourth Amendment Date and continuing at all times thereafter until the occurrence of the Compliance Date, within five (5) Business Days after each calendar month end, a written report prepared by the Company detailing any changes to the timeline for the marketing and sale of the Aurora Assets and including copies of all indications of interest, letters of intent, and written offers for the Aurora Assets.

All sales reports and marketing information shall be maintained as confidential by Agent, Lenders and their respective representatives and advisors and shall at no time be disclosed to any other third party or otherwise filed in any public filing (other than as required by law), it being understood that doing so could have a materially adverse effect on the value and marketability of the Aurora Assets. It is further understood and agreed that all such information constitute privileged communications and information, protected by and subject to Federal Rules of Evidence Section 408 and any state court equivalent laws.

3.7          Amendment to Section 6.2 of the Credit Agreement. Section 6.2 of the Credit Agreement is hereby amended by deleting Section 6.2 in its entirety and substituting the following in its place:

Section 6.2. - Lender Equity; Patronage; Statutory Lien; Voting Stockholder.

(a)          Lender Equity. So long as any Farm Credit Lender is a lender or participant hereunder, the Company will acquire equity in such Farm Credit Lenders in such amounts and at such times as each Farm Credit Lender may require in accordance with its bylaws and capital plan (as each may be amended or otherwise modified from time to time), except that the maximum amount of equity that the Company may be required to purchase in each Farm Credit Lender in connection with the Loans and other financial accommodations made hereunder by such Farm Credit Lender may not exceed the maximum amount permitted by the bylaws and capital plan of such Farm Credit Lender at the time this Agreement is entered into. The Company acknowledges receipt of a copy of (i) the most recent annual report, and if more recent, latest quarterly report for each Farm Credit Lender, (ii) the Notice to Prospective Stockholders provided by CoBank, and any similar notice provided by the other Farm Credit Lenders and (iii) the bylaws and capital plan of each Farm Credit Lender, which describe the nature of all of the Company’s stock and other equities in each Farm Credit Lender acquired in connection with its patronage loan from such Farm Credit Lenders (the “Lender Equities”) as well as capitalization requirements, and agrees to be bound by the terms thereof.

(b)          Patronage. Each party hereto acknowledges that the bylaws and capital plan (as each may be amended from time to time) of each Farm Credit Lender shall govern (i) the rights and obligations of the parties with respect to the Lender Equities and any patronage refunds or other distributions made on account thereof or on account of the Company’s patronage with such Farm Credit Lender, (ii) the Company’s eligibility for patronage distributions from each Farm Credit Lender (in the form of equities and cash) and (iii) patronage distributions, if any, in the event of a sale of a participation interest. Each Farm Credit Lender reserves the right to assign or sell participations on a non-patronage basis in all or any part of its commitments or outstanding Loans and other financial accommodations made hereunder.

(c)          Statutory Lien. The Company acknowledges that pursuant to the Farm Credit Act of 1971 (as amended or otherwise modified from time to time) each applicable Farm Credit Lender has a statutory first Lien on its Lender Equities, as the case may be, that the Company may now own or hereafter acquire, which statutory Lien shall secure the Obligations and be for each applicable Farm Credit Lender’s sole and exclusive benefit. The Lender Equities, as the case may be, shall not constitute or form a part of the Collateral. To the extent that any of the Loan Documents create a Lien on the Lender Equities of the applicable Farm Credit Lender or on patronage accrued by the applicable Farm Credit Lender for the account of the Company or proceeds thereof, such Lien shall be for each applicable Farm Credit Lender’s sole and exclusive benefit and shall not be subject to sharing with any other lender or participant hereunder (other than a Subsidiary or Affiliate of a lender or participant to the extent any Obligations are owing by the Company to any of them. Neither the Lender Equities nor any accrued patronage thereon shall be offset against the Obligations, except that, in the event of an Event of Default, each applicable Farm Credit Lender may elect to apply the cash portion of any patronage distribution or retirement of equity to amounts owed to such Farm Credit Lender under this Agreement, whether or not such amounts are currently due and payable. The Company acknowledges that any corresponding tax liability associated with such application is the sole responsibility of the Company. No applicable Farm Credit Lender shall have any obligation to retire its Lender Equities at any time, including during the continuance of any Default or Event of Default, either for application to the Obligations or otherwise.

3.8          Amendment to Section 6.3 of the Credit Agreement. Section 6.3 of the Credit Agreement is hereby amended by adding the following sentence at the end of Section 6.3:

Payment and performance of the Obligations shall also be (a) guaranteed by PEC pursuant to the PEC Guaranty, and (b) secured by first priority perfected Liens on all personal property of PEC pursuant to the PEC Pledge Agreement and the PEC Security Agreement.

3.9          Amendment to Section 6.8 of the Credit Agreement. Section 6.8 of the Credit Agreement is hereby amended by deleting Section 6.8 in its entirety and substituting the following in its place:

6.8          Visitation and Inspection Rights. The Company shall, and shall cause each of its Subsidiaries and the advisors, agents, and representatives of all of them to, (i) cooperate with, consult with, and provide to Agent and Lender and their advisors, agents, and representatives all such information and documents that the Company is obligated to provide under the Loan Documents; (ii) upon at least one Business Day’s prior written notice and during normal business hours, permit Agent and Lender and their advisors, agents and representatives to visit and inspect any of the Company’s business premises and other properties, to examine and make abstracts or copies from any of its books, records, reports, and other papers, and to discuss its affairs, finances, properties, business operations, and accounts with its officers, employees, accountants, and other advisors; and (iii) upon at least one Business Day’s prior written notice and during normal business hours, permit Agent and Lender and their advisors, agents, and representatives to conduct (at Agent’s and Lender’s reasonable discretion as to scope and frequency and at the Company’s cost and expense) field audits, collateral inspections, valuations, appraisals, and environmental surveys in respect of any or all of the Collateral.

3.10        Amendment to Section 6.12 of the Credit Agreement. Section 6.12 of the Credit Agreement is hereby amended by (A) deleting the word “and” at the end of paragraph (d), (B) substituting “;” for “.” at the end of paragraph (e), and (C) adding new paragraphs (f) and (g) as follows:

(f)          Duly executed control agreements (reasonably acceptable to Agent) for all deposit accounts, commodity accounts, and investment accounts maintained by the Company, including all accounts listed on Schedule C to the Security Agreement, within thirty (30) days after the Fourth Amendment Date; and

(g)         A completed perfection certificate prepared in the form attached as Exhibit H to the Fourth Amendment, within five (5) Business Days after the Fourth Amendment Date.

3.11        Amendment to Section 7.1 of the Credit Agreement. Section 7.1 of the Credit Agreement is hereby amended by adding a new paragraph (e) as follows:

(e)          Capital Leases for rail cars permitted under Section 7.15.

3.12        Amendment to Section 8.1 of the Credit Agreement. Section 8.1 of the Credit Agreement is hereby amended by deleting Section 8.1 in its entirety and substituting the following Section 8.1 in its place:

8.1         Working Capital. The Company will maintain the Working Capital of the Consolidated Group at not less than: (a) $15,000,000, commencing on the Fourth Amendment Date and continuing at all times thereafter during the Deferral Period, measured as of the last day of each calendar month; and (b) $30,000,000, commencing on the Deferral Period Termination Date and continuing at all times thereafter, measured as of the last day of each calendar month.

3.13        Amendment to Section 9.1 of the Credit Agreement. Section 9.1 of the Credit Agreement is amended by deleting Section 9.1(c) in its entirety and substituting the following Section 9.1(c) in its place:

(c)          Breach of Negative Covenants or Certain Affirmative Covenants. The Company shall default in the observance or performance of Article 7, Article 8, Section 6.1(f), 6.1(g), 6.1(h) , 6.2, 6.8, 6.10, 6.12(f), or 6.12(g) of the Credit Agreement or any other covenant pertaining to compliance with Laws or use of proceeds.

3.14        Amendment to Section 9.1 of the Credit Agreement. Section 9.1 of the Credit Agreement is amended by adding the following sentence at the end of Section 9.1(d):

The 30-day grace period referenced in the preceding sentence shall not apply to any default in the observance or performance of any covenant, condition, or provision contained in the PEC Guaranty, the PEC Pledge Agreement, or the PEC Security Agreement.

3.15        Amendment to Section 9.1 of the Credit Agreement. Section 9.1 of the Credit Agreement is hereby amended by adding a new paragraph (n) as follows:

(n)          PEC Contribution Amount. (i) PEC shall fail to pay to the Company the full amount of the PEC Contribution Amount prior to the occurrence of the Deferral Period Termination Date, and (ii) within two (2) Business Days after the Company’s receipt of the PEC Contribution Amount (but in no event later than the Deferral Period Termination Date), the Company shall fail to deliver to Agent the PEC Contribution Amount Certificate.

3.16        Amendment to Section 11.2 of the Credit Agreement. Section 11.2 of the Credit Agreement is hereby amended by deleting Section 11.2(a) in its entirety and substituting the following Section 11.2(a) in its place:

(a)          Costs and Expenses. The Company shall pay or reimburse Agent and the Lending Parties and their Affiliates for all actual and reasonable out-of-pocket expenses, fees, costs, disbursements, charges, and other amounts (including attorneys’ fees) incurred by Agent and the Lending Parties and their Affiliates (but without duplication) in connection with (or relating in any way to) the Loans or any other Obligation (including any monitoring, workout, restructuring, or negotiations in respect of the Loans or any other Obligation), this Agreement or any other Loan Document (including the preparation, negotiation, execution, delivery, administration, enforcement, amendment, modification, waiver, or termination of this Agreement or any other Loan Document and any transactions contemplated thereby), or the Collateral (including any actions taken to perfect or maintain the perfection of Liens on the Collateral, to maintain insurance on the Collateral, or to monitor, audit, inspect, evaluate, observe, verify, assess, appraise, collect, sell, liquidate, foreclose, or otherwise dispose of the Collateral). The Company acknowledges and agrees that (i) Agent and the Lending Parties may at any time (whether or not a Default or Event of Default then exists) employ counsel, accountants, consultants, appraisers, auditors, or other advisors for advice or other representation in connection with (or relating in any way to) the Loans or any other Obligation, this Agreement or any other Loan Document, or the Collateral on such terms and conditions acceptable to Agent and the Lending Parties (but without duplication as between Agent and Lenders), and (ii) all actual and reasonable out-of-pocket expenses, fees, costs, disbursements, and charges of such counsel, accountants, consultants, appraisers, auditors, and other advisors shall be payable by the Company on demand and shall constitute additional Obligations secured by the Collateral.

3.17        Amendments to Annex A to the Credit Agreement.

(a)          Annex A to the Credit Agreement is hereby amended by adding each of the following definitions as a new definition:

“Accounts Receivable Amount” has the meaning set forth in the Fourth Amendment.

“Aurora Assets” has the meaning set forth in the Fourth Amendment.

““Aurora Marketing Agent” has the meaning set forth in the Fourth Amendment.

“Compliance Conditions” has the meaning set forth in the Fourth Amendment.

“Compliance Date” has the meaning set forth in the Fourth Amendment.

“Deferral Period” has the meaning set forth in the Fourth Amendment.

“Deferral Period Termination Date” has the meaning set forth in the Fourth Amendment.

“Farm Credit Lender” means a federally-chartered Farm Credit System lending institution organized under the Farm Credit Act of 1971, as the same may be amended or supplemented from time to time. When used in this Agreement in reference to the Lender Equities, “Farm Credit Lender” shall also include the affiliate of such Farm Credit Lender in which such Lender Equities are purchased or acquired, as applicable.

“Fourth Amendment” means Amendment No. 4 to Credit Agreement and Other Loan Documents, executed by the Company, Agent, and Lender.

“Fourth Amendment Date” means the “Effective Date” of the Fourth Amendment.

“Loan Documents” means this Agreement, each Note, the Environmental Indemnity and Reimbursement Agreement, each Interest Rate Hedge, the PEC Guaranty, the PEC Pledge Agreement, the PEC Security Agreement and each other agreement, guaranty, security agreement, pledge, mortgage, deed of trust, instrument, agreement, certificate, application, invoice and document executed or delivered in connection herewith or therewith.

Long Term Debt” means Indebtedness under the Loans.

“PAL” has the meaning set forth in the Fourth Amendment.

“PEC Contribution Amount” has the meaning set forth in the Fourth Amendment.

“PEC Contribution Amount Certificate” has the meaning set forth in the Fourth Amendment.

“PEC Guaranty” has the meaning set forth in the Fourth Amendment.

“PEC Pledge Agreement” has the meaning set forth in the Fourth Amendment.

“PEC Security Agreement” has the meaning set forth in the Fourth Amendment.

“Working Capital Adjustment Amount” has the meaning set forth in the Fourth Amendment.

(b)          Annex A to the Credit Agreement is hereby amended by deleting the definition of “Obligations” and substituting the following definition in its place:

“Obligations” means all obligations, indebtedness, and liabilities to Lender, Agent, Cash Management Provider or any Subsidiary of Affiliate of Lender, Agent, or Cash Management Provider, of any nature whatsoever arising at any time and from time to time including those arising under this Agreement, any Note, or any other Loan Document and including those arising under Interest Rate Hedges, Swap Obligations or agreement governing other financial services or products (including cash management services) provided by Lender, Agent, Cash Management Provider or one of their Subsidiaries or Affiliates to the Company.

(c)          Annex A to the Credit Agreement is hereby amended by adding the following sentence at the end of the definition of “Working Capital”:

For purposes of determining the current liabilities, any portion of Long Term Debt and Capital Leases that is payable within twelve (12) months may be excluded.

3.18        Amendment to Section 2 of the Security Agreement. Section 2 of the Security Agreement dated December 15, 2016, executed by the Company, Agent, and Lender (the “Security Agreement”), is hereby amended by deleting Section 2 of the Security Agreement in its entirety and substituting the following in its place:

SECTION 2. THE OBLIGATIONS. The security interest granted hereunder shall secure the payment and performance of all Obligations (as defined in the Agreement) and all other obligations of the Debtor to the Secured Party, the Lender, and the Cash Management Provider of every type and description, whether now existing or hereafter arising, fixed or contingent, as primary obligor or as guarantor or surety, acquired directly or by assignment or otherwise, liquidated or unliquidated, regardless of how they arise or by what agreement or instrument they may be evidenced, including without limitation all loans, advance and other extensions of credit by any of the Secured Party, the Lender, or the Cash Management Provider to the Debtor and all covenants, agreements, and provisions contained in all loan and other agreements between the Debtor, on the one hand, and any of the Secured Party, the Lender, or the Cash Management Provider, on the other hand.

3.19        Amendment to Section 3 of the Security Agreement. Section 3 of the Security Agreement is hereby amended by adding new paragraphs O and P as follows:

O.          Deposit Accounts. All of the Debtor’s deposit accounts are listed on Schedule C attached hereto and made a part hereof. Each of the deposit accounts listed on Schedule C shall be deemed to be a “deposit account” referenced in the definition of “Collateral” contained in Section 1 of this Security Agreement and shall be subject in all respects to the security interest granted by the Debtor to the Secured Party pursuant to this Security Agreement. Upon establishing a deposit account that is not listed on Schedule C (to the extent that establishing such deposit account is otherwise permitted hereunder and under any other Loan Document), the Debtor shall promptly give notice to the Secured Party that such deposit account has been established and shall immediately execute or otherwise authenticate a supplement to Schedule C that includes such deposit account and take all action necessary to give the Secured Party “control” (as such term is defined in the UCC) over such deposit account, including causing the applicable bank or financial institution to enter into a control agreement (in form and substance acceptable to the Secured Party) with the Secured Party for such deposit account.

P.          Commercial Tort Claims. All of Debtor’s commercial tort claims are listed on Schedule D attached hereto and made a part hereof. Each of the commercial tort claims listed on Schedule D shall be deemed to be a “commercial tort claim” referenced in the definition of “Collateral” contained in Section 1 of this Security Agreement and shall be subject in all respects to the security interest granted by the Debtor to the Secured Party pursuant to this Security Agreement. Upon the Debtor commencing (or otherwise becoming aware of the existence of) a commercial tort claim that is not expressly identified on Schedule D, the Debtor shall promptly give notice to the Secured Party of such commercial tort claim and shall immediately execute or otherwise authenticate a supplement to Schedule D that expressly identifies such commercial tort claim and take all other action necessary to subject such commercial tort claim to the first priority security interest created under this Security Agreement.

3.20        Amendment to Section 4 of the Security Agreement. Section 4 of the Security Agreement is hereby amended by adding (immediately after paragraph D) a new paragraph E as follows:

E.          Appointment of Receiver. Upon and during the existence of an Event of Default, the Secured Party shall be entitled to apply for the appointment of a receiver of any or all of the Collateral, and of all rents, incomes, profits, issues and revenues thereof, and the Debtor hereby consent to such appointment and agrees that the receiver may serve without bond if permitted by law. The Debtor expressly waives notice of and the right to object to the appointment of a receiver and agrees that such appointment shall be made as a matter of absolute right of the Secured Party and without reference to the adequacy or inadequacy of the value of the Collateral or to the Debtor’s solvency.

3.21        Amendment to Schedules to Security Agreement. The Schedules to the Security Agreement are amended by attaching new Schedules C and D in the forms attached hereto as Exhibit D, which new Schedules C and D shall be deemed to be attached to the Security Agreement and made a part thereof.

3.22        Form of Compliance Certificate. The Compliance Certificate referenced in Section 6.1(c) of the Credit Agreement, and attached to the Credit Agreement as Exhibit C, has been amended and restated in its entirety and is in the form attached hereto as Exhibit I.

ARTICLE 4         Representations and Warranties; Acknowledgments.

4.1          In order to induce Agent and Lender to grant the deferrals provided for in Article 2 and make the amendments provided for in Article 3, the Company hereby represents and warrants to Agent and the Lending Parties as of the Effective Date that:

(a)          The recitals set forth above are true, complete, accurate, and correct in all material respects (unless qualified by materiality, in which case they shall be true and correct in all respects) and are part of this Agreement, and such recitals are incorporated herein by this reference;

(b)          Except with respect to any representations and warranties related to the Excluded Events, all representations and warranties made and given by the Company in the Loan Documents are true, complete, accurate, and correct in all material respects (unless qualified by materiality, in which case they shall be true and correct in all respects), as if given on the Effective Date (or, as to representations and warranties that specifically refer to an earlier date, as of such earlier date) after giving effect to this Agreement;

(c)          The Company has no claims, offsets, rights of recoupment, counterclaims, or defenses (other than payment) with respect to: (a) the payment of any amount due under the Loans and the Loan Documents; (b) the performance of the Company’s obligations under the Loan Documents; or (c) the liability of the Company under the Loan Documents;

(d)          Agent and the Lending Parties: (i) have not breached any duty to the Company in connection with the Loans or the Loan Documents; and (ii) have fully performed all obligations they may have had or now have to the Company;

(e)          The Company has had the assistance of independent counsel of its own choice, or has had the opportunity to retain such independent counsel, in reviewing, discussing, and considering all the terms of this Agreement. Before execution of this Agreement, the Company has had adequate opportunity to make whatever investigation or inquiry it may deem necessary or desirable in connection with the subject matter of this Agreement;

(f)           The Company is not acting in reliance on any representation, understanding, or agreement from or with Agent or the Lending Parties not expressly set forth herein. The Company acknowledges that none of Agent or the Lending Parties has made any representation with respect to the subject of this Agreement except as expressly set forth herein. The Company has executed this Agreement as its free and voluntary act, without any duress, coercion, or undue influence exerted by or on behalf of any Person;

(g)          All interest or other fees or charges which have been imposed, accrued or collected by Agent under the Loan Documents or in connection with the Loans through the date of this Agreement, and the method of computing the same, were and are proper and agreed to by the Company, and were properly computed and collected;

(h)          This Agreement is not intended by the parties to be a novation of the Loan Documents and, except as expressly waived, deferred or otherwise modified herein, all terms, conditions, rights, and obligations as set out in the Loan Documents are hereby reaffirmed and shall otherwise remain in full force and effect as originally written and agreed;

(i)           Notwithstanding anything to the contrary in this Agreement, except as waived, deferred or modified herein, the Loan Documents are in full force and effect in accordance with their respective terms, remain legal, valid and binding obligations of the Company that are enforceable in accordance with their respective terms, have not been modified or amended (except in written amendments executed by the parties), and are hereby reaffirmed and ratified by the Company;

(j)           All information provided by the Company (or any of its agents or representatives) to Agent or the Lending Parties prior to the Effective Date is true, correct and complete in all material respects as of the date provided and does not contain any untrue statements of fact or omit to state a fact necessary to make the statements made not misleading in any material respect;

(k)          All financial statements delivered by the Company (or any of its agents or representatives) to Agent or the Lending Parties prior to the Effective Date are true and correct in all material respects and fairly present the financial condition of the Company;

(l)           As of the Effective Date, the Company has delivered to Agent all statements, notices, certificates, projections, updates, and other information required under Article 6 of the Credit Agreement;

(m)         The execution and delivery of this Agreement and the performance by the Company of its obligations hereunder are within the corporate or company powers and authority of the Company, have been duly authorized by all necessary corporate action, and do not and will not contravene or conflict with the charter or by-laws of the Company;

(n)          This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, covenants, and conditions; and

(o)          After giving effect to this Agreement, no Default or Event of Default (other than related to any Excluded Event) has occurred and is continuing.

4.2          In order to induce Agent and Lender to grant the deferrals provided for in Article 2 and make the amendments provided for in Article 3, the Company hereby represents and warrants to Agent and the Lending Parties that (a) as of the Effective Date, the Accounts Receivable Amount is not greater than [$18,330,000], and (b) at no time during the Deferral Period will the Accounts Receivable Amount exceed [$18,330,000].

4.3          In order to induce Agent and Lender to grant the temporary waivers and deferrals provided for in Article 2 and make the amendments provided for in Article 3, the Company hereby ratifies and confirms all of the terms, covenants and conditions set forth in the Loan Documents as modified herein and hereby agrees, acknowledges and reaffirms that (a) the Loan Documents as modified herein constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, covenants, and conditions, (b) the Company remains unconditionally liable to Agent and the Lending Parties in accordance with the respective terms, covenants, and conditions set forth in the Loan Documents as modified herein, (c) Agent and Lender have valid, duly perfected, fully enforceable Liens on the Collateral, (d) all Liens heretofore granted to Agent and Lender in the Collateral continue in full force and effect and secure the Obligations, (e) the Company shall execute and deliver to Agent and the Lending Parties any and all agreements and other documentation and to take any and all actions reasonably requested by Agent and the Lending Parties at any time to assure the perfection, protection, priority, and enforcement of Agent’s and Lender’s rights under the Loan Documents (including this Agreement) with respect to all such Liens (but without any increase to the obligations or liabilities of the Company under the Loan Documents), and (f) as of March 18, 2019, the amount of the Obligations owing under the Loan Documents (exclusive of attorneys’ fees and other fees, expenses, advances, and costs) totaled $75,609,166.66, consisting of (i) unpaid principal of $43,000,000.00 and accrued, unpaid interest of $349,255.55 on the Term Loan, and (ii) unpaid principal of $32,000,000.00 and accrued, unpaid interest of $259,911.11 on the Revolving Term Loan.

ARTICLE 5         Conditions to Effectiveness.

This Agreement shall become effective on such date (the “Effective Date”) when each of the following conditions has been satisfied:

5.1          Representations and Warranties. All covenants, representations and warranties made by the Company pursuant to Article 4 shall be true and correct.

5.2          Term Note. Agent shall have received a duly executed Third Amended and Restated Term Note.

5.3          Revolving Term Note. Agent shall have received a duly executed Second Amended and Restated Revolving Term Note.

5.4          Mortgage Amendment. Agent shall have received a duly executed Second Mortgage Amendment.

5.5          PEC Guaranty. Agent shall have received a guaranty agreement in the form attached hereto as Exhibit E duly executed by PEC the (“PEC Guaranty”).

5.6          PEC Pledge Agreement. Agent shall have received a pledge agreement in the form attached hereto as Exhibit F duly executed by PEC (the “PEC Pledge Agreement”).

5.7          PEC Security Agreement. Agent shall have received a security agreement in the form attached hereto as Exhibit G duly executed by PEC (the “PEC Security Agreement”).

5.8          Updated Schedules. Agent shall have received updated schedules to the Credit Agreement in accordance with Section 6.11 of the Credit Agreement.

5.9          Schedule C to Security Agreement. Agent shall have received a completed Schedule C to the Security Agreement.

5.10        Insurance Certificates. Agent shall have received current insurance certificates for all insurance policies maintained by the Company.

5.11        Other Requests. Agent shall have received such other certificates, instruments, documents, agreements, information and reports as may be requested by Agent, in form and substance acceptable to Agent.

5.12        Reimbursement of Fees/Expenses. The Company shall have paid all out-of-pocket fees and expenses of Agent and the Lending Parties (including legal and audit fees) that accrued in relation to the Loan Documents, including, without limitation, all out-of-pocket fees and expenses incurred in connection with the preparation, drafting, negotiation, implementation of this Agreement.

5.13        Amendment Fee. Agent shall have received a non-refundable amendment fee of $150,000.

5.14        Aurora Marketing Agent. The Company shall have (a) engaged Piper Jaffray as an Aurora Marketing Agent, and (b) delivered to Agent copies of all of the following that are currently available to the Company: (i) the engagement letter(s) with Piper Jaffray and any other Aurora Marketing Agent (together with all amendments and supplements thereto); (ii) all sale offering and marketing materials prepared by the Aurora Marketing Agent(s); and (iii) all indications of interest, letters of intent, and written offers for the Aurora Assets.

5.15        Required Consents, etc. The Company shall have delivered to Agent all consents, authorizations and amendments determined by Agent to be necessary to ensure the enforceability of the PEC Guaranty, the PEC Pledge Agreement and the PEC Security Agreement.

Upon the delivery by Agent of a fully executed copy of this Agreement to the Company, the conditions set forth above shall be deemed satisfied and the Effective Date shall be deemed to have occurred as of the date so delivered.

ARTICLE 6         Release.

As a material part of the consideration for Agent and Lender entering into this Agreement, the Company agrees as follows (the “Release Provision”)

6.1          The Company hereby releases and forever discharges Agent and the Lender Parties and each such parties’ respective predecessors, successors, assigns, participants, officers, managers, directors, shareholders, employees, agents, attorneys, representatives, parent corporations, subsidiaries, and affiliates (hereinafter all of the above collectively referred to as “Released Group”), jointly and severally, from any and all claims, counterclaims, demands, damages, debts, agreements, covenants, suits, contracts, obligations, liabilities, accounts, offsets, rights, actions, and causes of action of any nature whatsoever, including, without limitation, all claims, demands, and causes of action for contribution and indemnity, whether arising at law or in equity, whether presently possessed or possessed in the future, whether known or unknown, whether liability be direct or indirect, liquidated or unliquidated, whether presently accrued or to accrue hereafter, whether absolute or contingent, foreseen or unforeseen, and whether or not heretofore asserted, and including whether arising from the negligence (but not the gross negligence or willful misconduct) of any of the Released Group, which the Company may have or claim to have against any of the Released Group, in each case only to the extent arising or accruing prior to and including the Effective Date.

6.2          The Company agrees not to sue any of the Released Group or in any way assist any other person or entity in suing any of the Released Group with respect to any claim released herein. This Release Provision may be pleaded as a full and complete defense to, and may be used as the basis for an injunction against, any action, suit, or other proceeding which may be instituted, prosecuted, or attempted in breach of the release contained herein.

6.3          The Company is the sole owner of the claims released by the Release Provision, and the Company has not heretofore conveyed or assigned any interest in any such claims to any other person or entity. The Company understands that the Release Provision was a material consideration in the agreement of Agent and Lender to enter into this Agreement.

6.4          It is the express intent of the Company that the release and discharge set forth in the Release Provision be construed as broadly as possible in favor of the Released Group so as to foreclose forever the assertion by the Company of any claims released hereby against any of the Released Group. If any term, provision, covenant, or condition of the Release Provision is held by a court of competent jurisdiction to be invalid, illegal, or unenforceable, the remainder of the provisions shall remain in full force and effect.

ARTICLE 7         Miscellaneous.

7.1          Loan Document Pursuant to Credit Agreement. This Agreement is a Loan Document executed pursuant to the Credit Agreement. Except as expressly amended hereby, all of the representations, warranties, terms, covenants and conditions contained in the Credit Agreement and each other Loan Document shall remain unamended and otherwise unmodified and in full force and effect.

7.2          Limitation of Amendments. The temporary waivers and deferrals granted in Article 2 and the amendments provided in Article 3 shall be limited precisely as provided for therein and shall not be deemed to be a waiver of, amendment of, consent to or modification of any other term or provision of the Credit Agreement or any term or provision of any other Loan Document or of any transaction or further or future action on the part of the Company which would require the consent of Agent or the Lending Parties under the Credit Agreement or any other Loan Document.

7.3          Collateral. To the extent any Collateral is personal property, the Company hereby renounces and waives all rights that are waivable under Article 9 of the Uniform Commercial Code (the “UCC”) of any jurisdiction in which any Collateral may now or hereafter be located. The Company also hereby acknowledges and agrees that a public sale shall constitute a commercially reasonable manner for the disposition of the Collateral.

7.4          Counterparts; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement shall become effective when it shall have been executed by Agent and when Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or email shall be as effective as delivery of a manually executed counterpart of this Agreement.

7.5          Incorporation of Credit Agreement Provisions. The provisions of Article 11 of the Credit Agreement shall apply to this Agreement, mutatis mutandis.

7.6          Updated Notice Address. In accordance with Section 11.4(c) of the Credit Agreement, Agent hereby notifies Lender and the Company that the following shall be the notice address for Agent and Cash Management Provider:

6340 S. Fiddlers Green Circle

Greenwood Village, CO 80111

Attention: Credit Information Services

Fax: (303) 224-6101

Email: CIServices@cobank.com

[Signature Pages Follow]

[SIGNATURE PAGE TO CREDIT AGREEMENT AMENDMENT]

IN WITNESS WHEREOF, the parties hereto, by their Authorized Officers, have executed this Agreement as of the date first set forth above.

COMPANY:

PACIFIC ETHANOL PEKIN, LLC

By:	/s/ Bryon T. McGregor
Name:	Bryon T. McGregor
Title:	Chief Financial Officer

[SIGNATURE PAGE TO CREDIT AGREEMENT AMENDMENT]

IN WITNESS WHEREOF, the parties hereto, by their Authorized Officers, have executed this Agreement as of the date first set forth above.

LENDER:

COMPEER FINANCIAL, PCA

By:	/s/ Kevin Buente
Name:	Kevin Buente
Title:	Principal Credit Officer

[SIGNATURE PAGE TO CREDIT AGREEMENT AMENDMENT]

IN WITNESS WHEREOF, the parties hereto, by their Authorized Officers, have executed this Agreement as of the date first set forth above.

COBANK, ACB

By:	/s/ Tom D. Houser
Name:	Tom D. Houser
Title:	Vice President

EXHIBIT A

Form of Third Amended and Restated Term Note

[see attached]

THIRD AMENDED AND RESTATED
TERM NOTE

$64,000,000	Greenwood Village, Colorado
March 20, 2019

FOR VALUE RECEIVED, PACIFIC ETHANOL PEKIN, LLC, a limited liability company organized and existing under the laws of Delaware (the “Company”), hereby promises to pay to the order of COMPEER FINANCIAL, PCA, successor by merger to 1st Farm Credit Services, PCA (which, together with its endorsees, successors, and assigns, is referred to herein as the “Bank”), at the office of CoBank, ACB (the “Agent”), located at 6340 S. Fiddlers Green Circle, Greenwood Village, Colorado 80111 (or at such other place of payment designated by the holder hereof to the Company), the principal sum of SIXTY-FOUR MILLION DOLLARS ($64,000,000) (such amount, the “Term Loan Amount”) (each loan and any one or more portions of any loan being referred to herein as a “Loan”), and to pay interest, as set forth below, from the date hereof until Payment in Full on the principal amount remaining from time to time outstanding at the rates set forth below, in lawful money of the United States of America in immediately available funds, payable with interest thereon, as set forth below, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Company, and without set-off, counterclaim or other deduction of any nature. This Third Amended and Restated Term Note (as amended, restated, modified, supplemented, replaced, refinanced or renewed from time to time, this “Note”) is given pursuant to that Credit Agreement, dated as of December 15, 2016, between the Company, the Bank and the Agent (as amended, restated, modified or supplemented from time to time, the “Agreement”). Capitalized terms not otherwise defined in this Note shall have the respective meanings ascribed to them by the Agreement, including Annex A thereto, and the Rules of Construction set forth in such Annex A shall apply to this Note. This Note amends and restates, but does not constitute payment of the indebtedness, evidenced by, the Second Amended and Restated Term Note, dated as of March 30, 2018, by the Company to the order of the Bank in the original principal amount of the Term Loan Amount.

1.            Borrowing Availability. The Term Loan Amount was advanced on or before January 31, 2017 (the “Term Loan Availability Expiration Date”), and no additional advances shall be permitted under this Note.

2.            Purpose of Term Loan. The proceeds of the Term Loan shall be used to refinance the existing indebtedness of the Company, and the Company shall use the Term Loan for no other purpose.

3.            Principal Payments. As of the date hereof, the remaining principal balance of the Loan is $43,000,000. The remaining principal hereunder shall be due and payable in ten (10) equal consecutive installments of $3,500,000 each, beginning on February 20, 2019, and continuing on the twentieth (20th) day of each May, August, November, and February, thereafter until August 20, 2021 (the “Maturity Date”), at which time the entire remaining indebtedness evidenced by this Note, if not sooner paid in accordance with the terms of the Agreement and this Note, shall be due and payable.

4.            Interest Payments. The Company hereby further promises to pay to the order of the Agent, at the times and on the dates provided in the Agreement, interest on the unpaid principal amount of the Loans from the date hereof until the Payment in Full of all of the Loans at the rate or rates comprising the Interest Rate Option(s) (defined below), which the Company shall select in accordance with the terms hereof to apply to each Loan, it being understood that, subject to the provisions of this Note and the Agreement, the Company may select different Interest Rate Options to apply to the Loans and may convert to or renew one or more Interest Rate Options with respect to any one or more of the Loans; provided that in the event the Company shall fail to timely select an Interest Rate Option to apply to any one or more Loans, such Loans shall bear interest at the LIBOR Index Option, and provided further that if an Event of Default or Default exists and is continuing, the Company may not request, convert to, or renew the Quoted Rate Option for any Loans, and the Agent may demand that all existing Loans bearing interest under the Quoted Rate Option shall be converted immediately to the LIBOR Index Option, and the Company shall be obligated to pay the Agent any indemnity, costs, and expenses arising in connection with such conversion.

5.            Interest Rate Options. The Company shall have the right to select from the following interest rate options with respect to the Loans (each, an “Interest Rate Option”): (a) upon the selection of a LIBOR Index Option, the LIBOR Index Rate with a LIBOR Index Spread of 5.00% per annum (the “LIBOR Index Spread”) or (b) upon the selection of a Quoted Rate Option, the Quoted Rate with such Quoted Rate to remain fixed for such period as is confirmed to the Company by the Agent.

6.            Loan Requests. Subject to the terms and conditions of this Note and the Agreement, the Company may prior to the Term Loan Availability Expiration Date request the Bank to make the Term Loan and the Company may from time to time prior to the Maturity Date request the Agent to renew or convert the Interest Rate Option applicable to an existing Loan, by delivering, in accordance with the notice provisions of the Agreement, to the Agent not later than 12:00 noon (Denver time),

(a) the same Business Day as the proposed Business Day of borrowing with respect to a Loan to which the LIBOR Index Option will apply, and (b) the same Business Day as the proposed Business Day of borrowing with respect to a Loan to which the Quoted Rate Option will apply or the last day of the preceding Quoted Rate period with respect to the conversion to or renewal of the Quoted Rate Option for a Loan, a duly completed request therefor substantially in the form of Exhibit A hereto (or a request made by CoLink or by telephone, but subject to the same deadline and containing substantially the same information, and in the case of a telephone request, immediately confirmed in writing substantially in the form of Exhibit A and delivered in accordance with the terms hereof) by physical delivery, facsimile, or electronic mail (each such request, whether telephonic or written and regardless how delivered, a “Loan Request”), it being understood that the Agent may rely on the authority of any individual making such a telephonic request without the necessity of receipt of such written confirmation. Each Loan Request shall be irrevocable and shall specify the amount of the proposed Loan, the Interest Rate Option to be applicable thereto, and, if applicable, the Quoted Rate period therefor (each Quoted Rate applicable to a Loan shall remain fixed for such period as is confirmed to the Company by the Agent), which amounts shall be in integral multiples of $500,000 for each Loan under the Quoted Rate Option. All notices and requests hereunder shall be given, and all borrowings and all conversions or renewals of Interest Rate Options shall occur, only on Business Days.

7.            Loans; Limitations. Under the Quoted Rate Option, a Quoted Rate may be fixed on such balance and for such period, and shall be subject to such rules and requirements as may be established by the Agent in its sole discretion in each instance, provided that: (1) the minimum fixed period hereunder shall be 365 days; (2) at no time shall more than 10 Loans to which the Quoted Rate Option applies be outstanding at any one time; and (3) amounts may be fixed in increments of $500,000 or integral multiples thereof. The Agent’s determination of the Quoted Rate shall be conclusive and binding upon the Company absent manifest error.

8.            Incomplete Loan Requests; Consequences. If no Interest Rate Option is timely selected when a Loan is requested or with respect to the end of any applicable Quoted Rate period for a Loan or prior to a requested conversion to a Quoted Rate Option for a Loan previously subject to a different Interest Rate Option, the Company shall be deemed to have selected a LIBOR Index Option for such Loan. In no event shall the interest rate(s) applicable to principal outstanding hereunder exceed the maximum rate of interest allowed by applicable Law, as amended from time to time; any payment of interest or in the nature of interest in excess of such limitation shall be credited as a payment of principal unless the Company requests the return of such amount.

9.            Miscellaneous.

(a)          This Note is the Term Note referred to in, and is entitled to the benefits of, the Agreement and the other Loan Documents referred to therein. Reference is made to the Agreement for a description of the relative rights and obligations of the Company, the Bank and the Agent, including rights and obligations of prepayment, collateral securing payment hereof, Events of Default, and rights of acceleration of maturity upon the occurrence of an Event of Default.

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(b)          No delay on the part of the holder hereof in exercising any of its options, powers, or rights, or partial or single exercise thereof, shall constitute a waiver thereof. The options, powers, and rights specified herein of the holder hereof are in addition to those otherwise created or permitted by Law, the Agreement, and the other Loan Documents. There are no claims, set-offs, or deductions of any nature as of the date hereof that could be made or asserted by the Company against the Bank and / or the Agent or against any amount due or to become due under this Note; all such claims, set-offs, or deductions are hereby waived by the Company.

(c)          Delivery of an executed signature page of this Note by telecopy or email (as a .pdf attachment thereto or otherwise) shall be as effective as delivery of a manually executed counterpart of this Note, but shall in any event be promptly followed by delivery of the original manually executed signature page (provided, however, that the failure to do so shall in no event adversely affect the rights of the Bank and / or the Agent hereunder whatsoever). THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF COLORADO, WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PRINCIPLES.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF and intending to be legally bound hereby, the Company has executed this Agreement as of the date hereof by its duly Authorized Officer.

PACIFIC ETHANOL PEKIN, LLC

By:
Name:	Bryon T. McGregor
Title:	Chief Financial Officer

AGREED AND ACCEPTED:

COBANK, ACB

By:
Name:	Tom D. Houser
Title:	Vice President

[Third Amended and Restated Term Note Signature Page]

EXHIBIT A

FORM OF TERM LOAN REQUEST

[______________], 20[__]

To: CoBank, ACB (the “Agent”)

Attn: Loan Administration

Email: cobankloanaccounting@cobank.com

From: Pacific Ethanol Pekin, LLC (the “Company”)

Re:	Credit Agreement (as amended, restated, modified or supplemented from time to time, the “Credit Agreement”), dated as of December 15, 2016, between the Company, Compeer Financial, PCA, successor by merger to 1st Farm Credit Services, PCA, as Lender, and the Agent

Pursuant to Section 2.1 of the Credit Agreement, the Company hereby gives notice of its desire to receive a Term Loan in accordance with the terms set forth below (all capitalized terms used herein and not defined herein shall have the meaning given them in the Credit Agreement):

(a)	The Term Loan requested pursuant to this Loan Request shall be made on [__________], 20[__].

(b)	The aggregate principal amount of the Term Loan requested hereunder is [__________] Dollars ($[__________]).

(c)	The Term Loan requested hereunder shall initially bear interest at the [select one]:

☐ LIBOR Index Option; or

☐ Quoted Rate Option.

PACIFIC ETHANOL PEKIN, LLC

By:
Name:
Title:

EXHIBIT B

Form of Second Amended and Restated Revolving Term Note

[see attached]

SECOND AMENDED AND RESTATED
REVOLVING TERM NOTE

$32,000,000	Greenwood Village, Colorado
March 20, 2019

FOR VALUE RECEIVED, PACIFIC ETHANOL PEKIN, LLC, a limited liability company organized and existing under the laws of Delaware (the “Company”), hereby promises to pay to the order of COMPEER FINANCIAL, PCA, successor by merger to 1st Farm Credit Services, PCA (which, together with its endorsees, successors, and assigns, is referred to herein as the “Bank”), at the office of CoBank, ACB (the “Agent”) located at 6340 S. Fiddlers Green Circle, Greenwood Village, Colorado 80111 (or at such other place of payment designated by the holder hereof to the Company), the lesser of (i) the principal sum of THIRTY-TWO MILLION DOLLARS ($32,000,000) as reduced on the dates set forth in Section 1 below (as so reduced, the “Revolving Term Commitment”), or (ii) the aggregate unpaid principal balance of all loans made under the Revolving Term Commitment by the Bank to or for the benefit of the Company (each loan and any one or more portions of any loan being referred to herein as a “Loan”) pursuant to that Credit Agreement, dated as of December 15, 2016, between the Company, the Bank and the Agent (as amended, restated, modified or supplemented from time to time, the “Agreement”), in lawful money of the United States of America in immediately available funds, payable together with interest thereon, as set forth below, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Company, and without set-off, counterclaim or other deduction of any nature at the earlier of February 1, 2022 (the “Revolving Term Facility Expiration Date”), or as otherwise set forth below or in the Agreement. Capitalized terms not otherwise defined in this Second Amended and Restated Revolving Term Note (as amended, restated, modified, supplemented, replaced, refinanced or renewed from time to time, this “Note”) shall have the respective meanings ascribed to them by the Agreement, including Annex A thereto, and the Rules of Construction set forth in such Annex A shall apply to this Note. This Note amends and restates, but does not constitute payment of the indebtedness, evidenced by, the First Amended and Restated Revolving Term Note, dated as of August 7, 2017, by the Company to the order of the Bank.

1.            Commitment Reductions. The Company shall have the right, in its sole discretion, to permanently reduce the Revolving Term Commitment by giving the Agent ten (10) days prior written notice; provided that no Event of Default or Default has occurred or would result therefrom. Any such permanent reduction by the Company shall be made in increments of $500,000.

2.            Principal Payments and Prepayments. Payments and prepayments of principal shall be due and payable as set forth in the Agreement and this Note. The entire remaining indebtedness evidenced by this Note, if not sooner paid in accordance with the terms of the Agreement or this Note, shall be due and payable on the Revolving Term Facility Expiration Date. If at any time, the aggregate principal amount of Loans outstanding exceeds the Revolving Term Commitment at such time, the Company shall immediately notify the Agent and shall immediately prepay the principal amount of the outstanding Loans in an amount sufficient to eliminate such excess.

3.            Purpose of Revolving Term Facility. The proceeds of the Revolving Term Facility shall be used to refinance the existing indebtedness of the Company and provide Working Capital for the Company, and the Company shall use the Loans for no other purpose.

4.            Unused Commitment Fee. Accruing from the date hereof until the Revolving Term Facility Expiration Date, the Company agrees to pay to the Agent a nonrefundable commitment fee (the “Unused Commitment Fee”) equal to 0.75% per annum (computed on the basis of a year of 360 days for the actual number of days elapsed) multiplied by the average daily positive difference between the amount of (i) the Revolving Term Commitment minus (ii) the aggregate principal amount of all Loans then outstanding. All Unused Commitment Fees shall accrue to the first day of each month and be payable monthly in arrears on the 20th day of each month hereafter and on the Revolving Term Facility Expiration Date.

5.            Interest Payments. The Company hereby further promises to pay to the order of the Agent, at the times and on the dates provided in the Agreement, interest on the unpaid principal amount of the Loans from the date hereof until the Payment in Full of all of the Loans at the rate or rates comprising the Interest Rate Option(s) (defined below), which the Company shall select in accordance with the terms hereof to apply to each Loan, it being understood that, subject to the provisions of this Note and the Agreement, the Company may select different Interest Rate Options to apply to the Loans and may convert to or renew one or more Interest Rate Options with respect to any one or more of the Loans; provided that in the event the Company shall fail to timely select an Interest Rate Option to apply to any one or more Loans, such Loans shall bear interest at the LIBOR Index Option, and provided further that if an Event of Default or Default exists and is continuing, the Company may not request, convert to, or renew the Quoted Rate Option for any Loans, and the Agent may demand that all existing Loans bearing interest under the Quoted Rate Option shall be converted immediately to the LIBOR Index Option, and the Company shall be obligated to pay the Agent any indemnity, costs, and expenses arising in connection with such conversion.

6.            Interest Rate Options. The Company shall have the right to select from the following interest rate options with respect to the Loans (each, an “Interest Rate Option”): (a) upon the selection of a LIBOR Index Option, the LIBOR Index Rate with a LIBOR Index Spread of 5.00% per annum (the “LIBOR Index Spread”) or (b) upon the selection of a Quoted Rate Option, the Quoted Rate with such Quoted Rate to remain fixed for such period as is confirmed to the Company by the Agent.

7.            Loans; Limitations. Under the Quoted Rate Option, a Quoted Rate may be fixed on such balance and for such period, and shall be subject to such rules and requirements as may be established by the Agent in its sole discretion in each instance, provided that: (1) the minimum fixed period hereunder shall be 365 days; (2) at no time shall more than 10 Loans to which the Quoted Rate Option applies be outstanding at any one time; and (3) amounts may be fixed in increments of $500,000 or integral multiples thereof. The Agent’s determination of the Quoted Rate shall be conclusive and binding upon the Company absent manifest error.

8.            Loan Requests. Subject to the terms and conditions of this Note and the Agreement, the Company may prior to the Revolving Term Facility Expiration Date request the Bank to make Loans and the Company may from time to time prior to the Revolving Term Facility Expiration Date request the Agent to renew or convert the Interest Rate Option applicable to an existing Loan, by delivering, in accordance with the notice provisions of the Agreement, to the Agent not later than 12:00 noon (Denver time),

(a) the same Business Day as the proposed Business Day of borrowing with respect to a Loan to which the LIBOR Index Option will apply, and (b) the same Business Day as the proposed Business Day of borrowing with respect to a Loan to which the Quoted Rate Option will apply or the last day of the preceding Quoted Rate period with respect to the conversion to or renewal of the Quoted Rate Option for a Loan, a duly completed request therefor substantially in the form of Exhibit A hereto (or a request made by CoLink or by telephone, but subject to the same deadline and containing substantially the same information, and in the case of a telephone request, immediately confirmed in writing substantially in the form of Exhibit A and delivered in accordance with the terms hereof) by physical delivery, facsimile, or electronic mail (each such request, whether telephonic or written and regardless how delivered, a “Loan Request”), it being understood that the Agent may rely on the authority of any individual making such a telephonic request without the necessity of receipt of such written confirmation. Each Loan Request shall be irrevocable and shall specify the amount of the proposed Loan, the Interest Rate Option to be applicable thereto, and, if applicable, the Quoted Rate period therefor (each Quoted Rate applicable to a Loan shall remain fixed for such period as is confirmed to the Company by the Agent), which amounts shall be in integral multiples of $500,000 for each Loan under the Quoted Rate Option. All notices and requests hereunder shall be given, and all borrowings and all conversions or renewals of Interest Rate Options shall occur, only on Business Days.

9.            Incomplete Loan Requests; Consequences. If no Interest Rate Option is timely selected when a Loan is requested or with respect to the end of any applicable Quoted Rate period for a Loan or prior to a requested conversion to a Quoted Rate Option for a Loan previously subject to a different Interest Rate Option, the Company shall be deemed to have selected a LIBOR Index Option for such Loan. In no event shall the interest rate(s) applicable to principal outstanding hereunder exceed the maximum rate of interest allowed by applicable Law, as amended from time to time; any payment of interest or in the nature of interest in excess of such limitation shall be credited as a payment of principal unless the Company requests the return of such amount.

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10.          Miscellaneous.

(a)          This Note is the Revolving Term Note referred to in, and is entitled to the benefits of, the Agreement and the other Loan Documents referred to therein. Reference is made to the Agreement for a description of the relative rights and obligations of the Company, the Bank and the Agent, including rights and obligations of prepayment, collateral securing payment hereof, Events of Default, and rights of acceleration of maturity upon the occurrence of an Event of Default.

(b)          No delay on the part of the holder hereof in exercising any of its options, powers, or rights, or partial or single exercise thereof, shall constitute a waiver thereof. The options, powers, and rights specified herein of the holder hereof are in addition to those otherwise created or permitted by Law, the Agreement, and the other Loan Documents. There are no claims, set-offs, or deductions of any nature as of the date hereof that could be made or asserted by the Company against the Bank and / or the Agent or against any amount due or to become due under this Note; all such claims, set-offs, or deductions are hereby waived by the Company.

(c)          Delivery of an executed signature page of this Note by telecopy or email (as a .pdf attachment thereto or otherwise) shall be as effective as delivery of a manually executed counterpart of this Note, but shall in any event be promptly followed by delivery of the original manually executed signature page (provided, however, that the failure to do so shall in no event adversely affect the rights of the Bank and / or the Agent hereunder whatsoever). THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF COLORADO, WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PRINCIPLES.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF and intending to be legally bound hereby, the Company has executed this Note as of the date hereof by its duly Authorized Officer.

PACIFIC ETHANOL PEKIN, LLC

By:
Name:	Bryon T. McGregor
Title:	Chief Financial Officer

AGREED AND ACCEPTED:

COBANK, ACB

By:
Name:	Tom D. Houser
Title:	Vice President

[Second Amended and Restated Revolving Term Note Signature Page]

EXHIBIT A

FORM OF REVOLVING TERM LOAN REQUEST

[______________], 20[__]

To: CoBank, ACB (the “Agent”)

Attn: Loan Administration

Email: cobankloanaccounting@cobank.com

From: Pacific Ethanol Pekin, LLC (the “Company”)

Re:	Credit Agreement (as amended, restated, modified or supplemented from time to time, the “Credit Agreement”), dated as of December 15, 2016, between the Company, Compeer Financial, PCA, successor by merger to 1st Farm Credit Services, PCA, as Lender, and the Agent

Pursuant to Section 2.2(a) of the Credit Agreement, the Company hereby gives notice of its desire to receive a Revolving Term Loan in accordance with the terms set forth below (all capitalized terms used herein and not defined herein shall have the meaning given them in the Credit Agreement):

(a)	The Revolving Term Loan requested pursuant to this Revolving Term Loan Request shall be made on [__________], 20[__].

(b)	The aggregate principal amount of the Revolving Term Loan requested hereunder is [__________] Dollars ($[__________]).

(c)	The Revolving Term Loan requested hereunder shall initially bear interest at the [select one]:

☐ LIBOR Index Option; or

☐ Quoted Rate Option.

PACIFIC ETHANOL PEKIN, LLC

By:
Name:
Title:

SCHEDULE C

To Security Agreement Dated December 15, 2016

Set forth below is a list of all of Debtor’s deposit accounts.

#	Depository Bank	Account Holder	Account Number	Account Name
1.	Bank of America	Pacific Ethanol Pekin, LLC	325000575702	Pacific Ethanol Pekin, LLC

SCHEDULE D

To Security Agreement Dated December 15, 2016

Set forth below is a list of all of Debtor’s commercial tort claims.

Description of Claim	Parties	Court where Case Filed; Case Number
Breach of contract, negligence, fraud, and related theories arising out of the purchase and sale of two natural gas boilers and the subsequent catastrophic failure of both boilers	Pacific Ethanol Pekin, LLC v. Indeck Power Equipment Co.	Circuit Court, Cook County, Case No. 15 L 6405